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                                                                   EXHIBIT 99.6

                  Consent of Morgan Stanley Dean Witter & Co.

                                                                August 28, 2000

Software.com, Inc.
525 Anacapa Street
Santa Barbara, CA 93101

Dear Sirs:

  We hereby consent to the use of our name and to the description of our opinion letter, dated August 8, 2000, in, and to the inclusion of such opinion letter as Annex K to, the Joint Proxy Statement/Prospectus of Software.com, Inc. and Phone.com, Inc., constituting part of the Registration Statement on Form S-4 of Phone.com, Inc., filed with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under, or that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very Truly Yours,

                                          Morgan Stanley Dean Witter & Co.

                                               /s/ Nicholas de J. Osborne
                                          By: _________________________________
                                                   Nicholas de J. Osborne
                                                     Managing Director